UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  August 25, 2006
                              ROCKETINFO, INC.
         (Exact name of registrant as specified in its charter)

           Delaware                                    98-0196717
         (State or other jurisdiction of             (I.R.S. Employer
      incorporation or organization                Identification No.)

     3101 West Coast Highway, Suite 210, Newport Beach, CA 92660
 (Address of principal executive offices)               (Zip Code)

Registrant's Telephone number, including area code:  (949) 548-0223

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)




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ITEM 8.01 Other Events


Hegyi Consulting Agreement.

On August 25, 2006, Rocketinfo entered into a consulting agreement with Marco Hegyi. During the term of this Agreement, Hegyi agrees to hold the executive officer, non-employee position of President and Chief Executive Officer and agrees to serve as a member of the Board of Directors of Rocketinfo.

   Specifically, but not exclusively, Hegyi?s duties and responsibilities will be:


(a) to nominate, in consultation with the Chairman of the Board of Rocketinfo, the two next successive qualified additional members:

(i)   for election to the Board by the Board prior to the next
Annual Meeting of Stockholders, or

(ii) for nomination by the Board for election to the Board at the next Annual Meeting of Stockholders, or

(iii) for election to the Board by the Board subsequent to the next Annual Meeting of Stockholders but prior to the Annual Meeting of Stockholders in May, 2007, such nominees to be so elected or nominated by the Board unless the Board reasonably determines that such nominees are not qualified to serve as members of the Board;

(b) to provide strategic guidance and advice to the senior management of Rocketinfo with respect to the management of the operations of Rocketinfo; and

(c) to provide support and guidance to the senior management of Rocketinfo in their efforts:
(i) to manage and direct the strategic development and implementation of Rocketinfo's business plan, and
(ii) to assist in the securing, promote and maintain the appropriate financing and capital structure of Rocketinfo.

Hegyi will report directly to and serve at the discretion of the Board.

Compensation.   Rocketinfo paid Hegyi a signing bonus of 1,600,000
share purchase warrants. Each whole Warrant is exercisable for one share of common stock of Rocketinfo at an exercise price of US$ 0.10 per share at any time from the date of issuance and to the second anniversary date from the date of issuance.

As compensation for services rendered by Hegyi during the term of the consulting agreement, Rocketinfo shall, commencing August 1, 2006, pay the Consultant a monthly fee of $10,000 per month. This amount will be adjusted to $20,000 per month when Rocketinfo has raised US$250,000 in any form of funding and the initial $10,000 per month fee will be adjusted on a per diem basis from the $250,000 Funding Date to the new rate of $20,000 per month. The $250,000 Funding Date is expected to occur on or before September 1, 2006.



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     As additional compensation for services rendered by the Consultant under this Agreement, Rocketinfo shall grant the Consultant the right and option to purchase 3,000,000 shares of Common Stock of Rocketinfo at $0.20 per share.

Term.   The agreement will become effective August 1, 2006 and will continue in effect through December 31, 2009, unless terminated earlier. The agreement may be renewed or extended for any period as may be agreed by the parties.

Employment agreement.   Rocketinfo and Hegyi will enter into an
employment agreement which will replace the consulting agreement when Rocketinfo has raised US$2,500,000 in equity or debt funding. The terms of the employment agreement shall include the following.

     1. Term. The term of employment shall commence on completion of Rocketinfo raising US$2,500,000 in equity or debt financing and shall terminate on December 31, 2009, unless renewed in accordance with the Agreement or terminated prior thereto pursuant to the Agreement.

     2.  Compensation.

Base Salary. During the term of the employment agreement Hegyi will be paid an minimum annual Base Fee based as follows, or as my be determined by the compensation committee of Rocketinfo:

 PERIOD                        ANNUAL BASE SALARY
       ------                        ------------------
 Financing Date through
 December 31, 2006                   $240,000

 January 1, 2007 through
 December 31, 2007                   $240,000

 January 1, 2008 through
 December 31, 2008                   $240,000

January 1, 2009 through
 December 31, 2009                   $240,000

Performance Bonuses. Hegyi will have the opportunity to earn performance bonuses during second, third and fourth fiscal years of the Agreement, in an amount to be determined by the independent members of the Board of Directors.

    Compensation Upon Termination of Employment.

a. With Cause. If Hegyi employment hereunder is terminated by Rocketinfo for cause or with good reason, the Company's sole obligation hereunder shall be Hegyi the following amounts earned hereunder but not paid as of the termination date:
(i)  Base Salary through the termination date;
(ii) any other compensation which has been earned, accrued or is owing, under the terms of the applicable plan, program or practice, to the Hegyi as of the termination date but not paid, including, without limitation, any incentive awards under any bonus plans adopted by Rocketinfo;
(iii) any amounts which Hegyi had previously deferred
(including any interest earned or credited thereon);
(iv) reimbursement of any and all reasonable expenses incurred in connection with Hegyi duties and responsibilities under

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this Agreement in accordance with policies established by the
Board of Directors of Rocketinfo from time to time and upon receipt of appropriate documentation; and
(v) other or additional benefits and entitlements in accordance with any applicable plans, programs and arrangements of Rocketinfo.

No severance will be paid by to Hegyi by Rocketinfo.

a. Without Cause or for Good Reason. If Hegyi employment hereunder is terminated by Rocketinfo without Cause or Good Reason, Rocketinfo's sole obligation hereunder shall be as follows:

(i) Rocketinfo shall pay Hegyi all Accrued Compensation;
(ii) Rocketinfo shall pay Hegyi within 30 calendar days in a lump sum, Hegyi Base Salary for a period six months if terminated in the first year of the Agreement and Hegyi Base Salary for one year following the termination date if terminated anytime after the after the first year of this Agreement;

b. Release. In exchange for the payment by Rocketinfo of the amounts contemplated by Subsections 7(a) or 7(b) of Exhibit B to the Consulting Agreement, Hegyi agreed to execute such form of release as is mutually acceptable to Rocketinfo and Hegyi.

     Directors and Officers Insurance. Rocketinfo will use its best efforts to obtain directors and officers insurance within three months of signing the Agreement.


ITEM 9.0.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.1   Consulting Agreement with Marco Hegyi


                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 18, 2006


ROCKETINFO, INC.

   /s/Marco Hegyi
By:-------------------------------
   Marco Hegyi
   Chief Executive Officer